March 5, 2014

Brean Capital LLC

1345 Avenue of the Americas, 29th Floor
New York, NY 10105

Ladies and Gentlemen:

As an inducement to the Placement Agent to execute the Placement Agency Agreement (the “Placement Agency Agreement”), with respect to a public offering of shares of common stock, par value $0.0001 par value per share (the “Securities”), of ClearSign Combustion Corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Brean Capital LLC (“Brean”). In addition, the undersigned agrees that, without the prior written consent of Brean, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date two months after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Placement Agency Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Brean waives, in writing, such extension. Notwithstanding the forgoing, during the Lock-Up Period, the Company may close any offering or offerings of its securities (the “Subsequent Offering”) at a price or prices that equal or exceed 115% of the price at which the Securities are sold provided that (1) any Subsequent Offering will not exceed the aggregate purchase price of the Securities and (2) such Subsequent Offering will not occur until at least 30 days after the closing of the sale of the Securities.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The restrictions set forth above shall not apply to:

(1)         if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)         if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be;

(3)         the exercise by the undersigned of any stock option(s) issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Lock Up Agreement;

(4)         the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Lock-Up Agreement, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Lock-Up Agreement; and

provided, however, that (A) in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that the transferee executes and delivers to Brean, acting on behalf of the Placement Agents, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Lock-Up Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee); (B) in the case of clauses (1) and (2) above, such transfer shall not involve a disposition for value; and (C) in the case of any transfer described above, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 made after the expiration of the Lock-Up Period) shall be required or shall be voluntarily made in connection with such transfer or distribution.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, and the Company may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March __, 2014. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name: